UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2006

General Components, Inc.
(Exact name of registrant as specified in charter)

Nevada	000-33483	88-0496645
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 2021, 20F, Two Pacific Place, 88 Queensway, Hong Kong		n/a
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 852-2167-8298

____________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 22, 2006, General Components, Inc. (“General Components” or the “Company”) entered into and consummated the transactions contemplated by a Stock Purchase Agreement (the “Agreement”) with General Components International Ltd., a company formed under the laws of the British Virgin Islands (“Buyer”) with respect to the shares of General Components, Inc., a company formed under the laws of the Cayman Islands (“GCI Cayman”) and a wholly-owned subsidiary of General Components. The Buyer was organized by certain members of current management of the Company’s China operations and their business associates. Pursuant to the Agreement, General Components sold all outstanding shares of GCI Cayman to the Buyer for nominal consideration, in exchange for the Buyer agreeing to purchase such shares without limited representations or warranties and without recourse to the Company. The business of GCI Cayman, following the suspension of the Company’s plastic optical fiber operations in 2005 and the sale of the Company’s VOIP business in November 2006, consists of the OEM manufacture and distribution of a full line of structured cabling systems and three-level router-switch equipment for multi-family residential and commercial buildings. The products are sold under the "General Components" and "Reachhome" brands. This business is conducted through the three operating subsidiaries of GCI Cayman - General Components, Inc., a New Jersey corporation, General Components Limited, a Hong Kong limited company, and General Components, Inc., a Chinese company - the indirect ownership of which is also being sold pursuant to the Agreement and has never been profitable for the Company.

The closing of the sale is intended to satisfy the covenant contained in Section 7.3 of the Share Exchange Agreement General Components entered into with Magical Insight Investments, Ltd. in September 2006.

The foregoing does not purport to be a full summary of the rights, duties and obligations of the parties to the Agreement.

Item 4.01. Changes in Registrant’s Certifying Accountants

On December 28, 2006, the Company dismissed its principal independent accountant, BDO McCabe Lo Limited (“BDO”), which dismissal became effective immediately. The decision to dismiss BDO as the Company’s principal independent accountant was approved by the Company’s Board of Directors. BDO was engaged by the Company on November 9, 2004 and was dismissed as of December 28, 2006 (the “Engagement Period”).

During the Engagement Period, there were no disagreements between the Company and BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to BDO’s satisfaction, would have caused BDO to make reference to the subject matter of the disagreement in connection with its report issued in connection with the audit of the Company’s financial statements as of December 31, 2005. None of the reportable events described under Item 304(a)(1)(iv) of Regulation S-B occurred within the last two fiscal years of the Company ended December 31, 2005 and 2004 and subsequently up to the date of dismissal. The audit report of BDO on the financial statements of the Company as of December 31, 2005 did not contain any adverse opinion or disclaimer of opinion, and such audit report was not qualified or modified as to uncertainty, audit scope or accounting principles, other than the explanatory paragraph contained in such audit report relating to the substantial doubt regarding the Company’s ability to continue as a going concern. The Company has requested that BDO furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company herein. A letter from BDO is attached hereto as Exhibit 16.1.

The Company has now engaged Weinberg & Company, P.A. (“Weinberg”) as its principal independent accountants, which engagement became effective as of December 28, 2006. The decision to engage Weinberg was approved by the Company’s Board of Directors. During the two most recent fiscal years of the Company ended December 31, 2005 and 2004, and through the date of the engagement of Weinberg on December 28, 2006, the Company did not consult with Weinberg regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-B.

Item 9.01. Financial Statements and Exhibits

(c)  Exhibits

Exhibit No.	Description

2.1	Stock Purchase Agreement by and between General Components, Inc. and General Components International Ltd.

16.1	Letter of BDO McCabe Lo Limited

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL COMPONENTS, INC.

By:	/s/ Ma Qing
Name: Ma Qing
Title: Chief Financial Officer

Dated:  December 29, 2006